December 10, 1997


                              FULBRIGHT & JAWORSKI
                                     L.L.P.
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
 TELPHONE: 212/318-3000       A REGISTERED LIMITED LIABILITY PARTNERSHIP           HOUSTON
 FACSIMILE: 212/752-5958                  666 FIFTH AVENUE                      WASHINGTON, D.C.
WRITER'S INTERNET ADDRESS:           NEW YORK, NEW YORK 10103-3198                  AUSTIN
                                                                                  SAN ANTONIO
WRITER'S DIRECT DIAL NUMBER:                                                        DALLAS
                                                                                   NEW YORK
                                                                                  LOS ANGELES
                                                                                    LONDON
                                                                                   HONG KONG
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Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, Maryland 21117

Dear Sirs:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Integrated Health Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $500,000,000 aggregate principal amount of the Company's 9 1/4% Senior Subordinated Notes due 2008, Series A (the "New Notes") proposed to be issued under and pursuant to the Indenture, dated as of September 11, 1997, between the Company and First Union National Bank, as Trustee (the "Indenture"), in exchange for the Company's 9 1/4% Senior Subordinated Notes due 2008.

         We assume that appropriate action will be taken, prior to the offer and sale of the New Notes, to register and qualify such New Notes for sale under all applicable state securities or "blue sky" laws.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we advise you that in our opinion the New Notes being issued by the Company have been duly and validly authorized for issuance by the Company, and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered as contemplated in the Prospectus forming part of the Registration Statement, the New Notes will be legal, valid and binding obligations of the Company (subject to bankruptcy, insolvency and other laws which affect the rights of creditors generally, including the laws of the State of Delaware relating to compromises, arrangements and reorganizations).

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that




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Integrated Health Services, Inc.
December 10, 1997
Page 2


we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                                Very truly yours,



                                                Fulbright & Jaworski L.L.P.